Exhibit 1.01

TSMC CONFLICT MINERALS REPORT

I. Preliminaries

Taiwan Semiconductor Manufacturing Company Limited (the “Company,” “TSMC,” “we,” “us” or “our”) is filing this Form SD pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 for the reporting period January 1, 2017 to December 31, 2017 (“Reporting Period”).

Rule 13p-1, through Form SD, requires the disclosure of certain information if a company manufactures or contracts to manufacture products for which certain “conflict minerals” (“Covered Minerals” as defined below) are necessary to the functionality or production of such products. Form SD defines “conflict minerals” as: (i)(a) columbite-tantalite (or coltan, the metal ore from which tantalum is extracted); (b) cassiterite (the metal ore from which tin is extracted); (c) gold; and (d) wolframite (the metal ore from which tungsten is extracted), or their derivatives, or (ii) any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo or an adjoining country (collectively, the “Covered Countries”).

TSMC’s operations, including the operations of its consolidated subsidiaries, may at times manufacture, or contract to manufacture, products for which conflict minerals are necessary to the functionality or production of those products (collectively, the “Products”). For example, the Covered Minerals, particularly tantalum, tin and tungsten, are frequently used in our various product lines to varying degrees.

This Conflict Minerals Report describes: (i) the good faith reasonable country of origin inquiry (“RCOI”) regarding the conflict minerals included in the Products during the period from January 1, 2017 until December 31, 2017 (the “Reporting Period”) to determine whether any of such Covered Minerals originated in the Covered Countries and/or whether any of the Covered Minerals may be from recycled or scrap sources; (ii) the measures and framework used by us to exercise due diligence on the source and chain of custody of our Covered Minerals; and (iii) the determination as to the facilities used to process the Covered Minerals as well as their countries of origin. There is a significant overlap between our RCOI efforts and our due diligence measures performed as detailed herein.

II. Reasonable Country of Origin Inquiry

Form SD requires that an issuer’s reasonable country of origin inquiry (“RCOI”) must be conducted in good faith and reasonably designed to determine whether the issuer’s Covered Minerals originated in the Covered Countries, or came from recycled or scrap sources, and it must be performed in good faith.

Conflict-Free Policies

As a general matter, TSMC has designed and implemented three procedural cornerstones in support of compliance with conflict-free sourcing: (a) TSMC’s Ethics and Business Conduct Policy; (b) TSMC’s Corporate Social Responsibility Policy and Program (including TSMC’s Policy Statement on Responsible Sourcing of Minerals), which is publicly available online at http://www.tsmc.com/csr/en/resources/documents.html); and (c) TSMC’s Green Procurement for Substance Control and Conflict Minerals C.I. (“Green Procurement Policy”). Our Ethics and Business Conduct Policy contains general ethical principles and guidelines that, among other matters, require us to follow all applicable laws, including those related to the sourcing of conflict minerals. As part of the duties of an ethical corporate citizen, our Corporate Social Responsibility Program describes the requirements we place upon our suppliers, such as requiring them to comply with applicable labor laws and also to source materials from conflict-free smelters or refiners. Our Green Procurement Policy requires us, as well as all of our relevant suppliers and contractors, to watch out for any “red flags” regarding the source of conflict minerals in our supply chain. Please see Exhibit III attached hereto for a description of such warning flags. Also, in addition to imposing requirements relating to hazardous substances materials sourcing, our Green Procurement Policy requires that any of our potential suppliers or contractors adhere to our Policy Statement on Responsible Sourcing of Minerals. These documents serve as the basis for our strong internal corporate management system with respect to conflict-free sourcing. Secondly, TSMC adheres to the humanitarian and ethical principles contained in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas, including the related supplements on gold, tin, tantalum and tungsten (the “OECD Guidance”) to supplement its policies and procedures on conflict-free sourcing. We have adopted its due diligence framework and have designed our due diligence measures consistently with the OECD Guidance. Finally, as a full member of the Responsible Business Alliance (“RBA”, formerly the Electronic Industry Citizenship Coalition (“EICC”)), TSMC has adopted the RBA Code of Conduct which describes the RBA’s general principle on the responsible sourcing of minerals. We have incorporated these principles into our Supplier Code of Conduct to which our suppliers must agree to adhere. Even though no current law compels us to adopt the RBA Code of Conduct, we have nevertheless incorporated RBA Code of Conduct principles on conflict minerals sourcing as an additional safeguard in our conflict minerals regulatory compliance system.

Participation in Trade Association Conflict-Free Initiatives

In September 2015, TSMC was accepted by the RBA to become a full member. As an active participating member of the RBA, TSMC can lend its influence and resources to support and help sponsor industry-wide conflict-free initiatives like the Global e-Sustainability Initiative (“GeSI”) and the Responsible Minerals Initiative (“RMI”, formerly the Conflict-Free Sourcing Initiative)’s Responsible Minerals Assurance Process (“RMAP”, formerly the Conflict-Free Smelter Program).

Since 2011, TSMC’s Green Procurement Policy has required our suppliers and contractors to complete and regularly update the RMI Conflict Minerals Reporting Template (the “Dashboard”) developed by the EICC-GeSI as an industry standard method to collect sourcing information related to conflict minerals. In addition, the RMAP uses an independent third-party audit to certify the conflict-free status of participating smelters and refiners. Our Green Procurement Policy requires our suppliers and contractors to source from smelters or refineries validated under the RMAP. TSMC became a member of RMI in August 2016, and has been regularly attending RMI’s activities via conference calls to obtain updated information to facilitate the execution of our conflict minerals compliance program.

TSMC is an influential member of the Taiwan Semiconductor Industry Association, which in turn is a member of the World Semiconductor Council (“WSC”) that promotes cooperative semiconductor industry activities to facilitate the healthy growth of the industry from a long-term, global perspective. The WSC unanimously adopted at its 17th high-level meeting in May 2013 a Conflict-Free Supply Chain Policy in order to support the global effort in creating a conflict-free supply chain on the sourcing of Covered Minerals from the Covered Countries. TSMC participates in the conflict minerals task force of the WSC, with the belief that creating a conflict-free supply chain in the Covered Minerals requires coordinated proactive steps taken on the international stage through NGOs like the WSC to harmonize the compliance measures of all relevant stakeholders within the global electronics industry.

RCOI Efforts

Because TSMC does not purchase the Covered Minerals directly from smelters, refiners or mines, TSMC relies on the smelter and refiner information provided by its direct first-tier suppliers or contractors that supply Covered Minerals (respectively “Suppliers” and “Contractors”) to identify the smelters and refiners in our supply chain. Our Suppliers and Contractors must complete Dashboard templates, obtain representations from their suppliers, obey our Corporate Social Responsibility Program and Supplier Code of Conduct and periodically update all information provided to us regarding conflict minerals for the Reporting Period. Through our RMI membership from 2016, we also have been obtaining country of origin information (the “RCOI Data”) compiled by RMI for those smelters in our supply chain that have been validated as conformant to the RMAP. This information, together with the country of origin information provided by our Suppliers and Contractors assists us in identifying whether the smelters and refiners in our supply chain source from the Covered Countries.

Suppliers & Contractors Representations

We obtained written representations from our Suppliers and Contractors representing that they either: (i) supplied no Covered Minerals from the Covered Countries; (ii) supplied Covered Minerals solely from smelters or refiners that had been validated under the RMAP; or (iii) supplied Covered Minerals from recycled or scrap sources. Each representation must be based on a reasonable country of origin inquiry conducted by the Supplier or Contractor that includes obtaining completed Dashboards and signed representations from their suppliers or contractors. Last, the representations require the Suppliers and Contractors to confirm no warning flags exist and to inform TSMC of any material changes to the representations.

During the Reporting Period, we are pleased to report that our RCOI due diligence measures indicate to us that 100% of the smelters and refiners from which our Suppliers and Contractors source the Covered Minerals have been fully audited, vetted and certified under the RMAP. For a summary of the determinations made from our RCOI, please see Section IV: Determinations below.

III. Due Diligence Framework

TSMC’s due diligence measures have been designed to conform, in all material respects, to the framework described in the OECD Guidance, consistent with TSMC’s position as a downstream company. To guide its due diligence, TSMC has established a due diligence compliance process that includes a documentation and record maintenance mechanism performed in accordance with TSMC’s records retention policy to ensure the retention of relevant documentation. The Company expects to continue to refine, revise and improve this process as appropriate in light of existing infrastructures regarding conflict minerals compliance industry-wide as well as changes in the applicable law.

Description of Due Diligence Framework

In accordance with the OECD Guidance, the Company’s due diligence measures on the source and chain of custody of Covered Minerals have been designed and implemented on the following framework:

i) Establish Strong Company Management Systems

Policy: As discussed in Section II above, TSMC has adopted a Supplier Code of Conduct and Policy Statement on Responsible Sourcing of Minerals (viewable publicly online at http://www.tsmc.com/csr/en/resources/documents.html), which outline TSMC’s commitment to responsible sourcing of its Covered Minerals in our products and our expectations that our Suppliers and Contractors will be similarly committed to responsible sourcing in their supply chain. The Company regularly communicates this Policy to our Suppliers and Contractors of Covered Minerals and requires them to acknowledge its importance. TSMC requires all of our Suppliers and Contractors to source the Covered Minerals from smelters or refiners who have been certified by independent third parties under the RMI’s Responsible Minerals Assurance Process.

Personnel: To oversee compliance with relevant conflict-free materials laws and regulations, we formed a standing Conflict-Free Materials Task Force (“Task Force”), comprised of members from the Legal, Environmental, Safety & Health, Procurement, and Backend Technology and Service departments. This cross-functional group is responsible for implementing TSMC’s conflict minerals compliance strategy. The Task Force is sponsored by senior management, including the Vice President & General Counsel as well as the Vice President of Materials Management & Risk Management. Our senior management and the Board of Directors’ Audit Committee are briefed about the results of the Company’s due diligence efforts, where they provide guidance and oversight. The Task Force identifies and assesses the relevant risks in our supply chain and formulates and implements control points to manage such risks. The Task Force also works closely with our internal team dedicated to managing all RBA membership obligations including complying with the portions of the RBA Code of Conduct relating to the responsible sourcing of minerals.

Supplier Engagement: The Task Force contacted our Suppliers and Contractors to provide them with notice of the relevant U.S. SEC requirements and advised them of the Company’s commitment to responsibly source materials and its due diligence expectations, and has followed up with Suppliers and Contractors as was reasonable to ensure compliance. In addition, the Company posted its Policy Statement on Responsible Sourcing of Minerals on its website so that these entities may understand and acknowledge it as a condition for doing business with us. The Company retains evidence of the received Supplier and Contractor responses as part of its RCOI and due diligence. Feedback from this process is used to modify, where appropriate, the design of TSMC’s conflict minerals compliance program.

Information Technology Control Point System: To prevent non-compliant Covered Minerals from being incorporated into our products and services, TSMC established an information technology-driven control point, or gating mechanism, in the early stages of new supplier engagement. Potential new suppliers of materials must provide the supporting documentation required in our “New Material Evaluation System”, such as a report on Covered Minerals present in their products, a completed Dashboard and signed representations (if applicable). TSMC then reviews these documents to assess any potential conflict minerals compliance risks, and will approve the supplier or new material only when a potential supplier has demonstrated its commitment to complying with TSMC’s conflict minerals compliance program.

Transparency: TSMC makes our conflict minerals report available to our customers via TSMC-Online, the online system used to place orders and communicate with TSMC, which allows enhanced transparency in the exchange of relevant compliance information.

Grievance Mechanism: The Company’s existing procedures for reporting Code of Conduct or other ethics violations are available for reporting conflict minerals compliance problems. Any employee or other whistleblower who has relevant information is able to file anonymous complaints via either the Ombudsman complaint system or the Audit Committee whistleblower system. All informants are protected from retaliation under TSMC’s Ethics and Business Conduct Policy to encourage the frank and full disclosure of grievances.

ii) Identify and Assess Risk in the Supply Chain

Identification of Risk: To identify risks in its supply chain, the Task Force through the contact window of the Procurement team contacted and requested its Suppliers and Contractors to complete the Dashboard and include information regarding the source and chain of custody of Covered Minerals in its supply chain. The Dashboard indicates both the country of origin and name and addresses of smelters and refiners used. Written instructions and recorded training illustrating use of the Dashboard are available on RMI’s website. The Task Force reviews the responses, checks the RCOI Data provided by RMI, looks for inconsistencies or other apparent inaccuracies, and follows up (through e-mail communication or conference call as necessary) to identify and escalate any issues associated with non-responsive or problematic responses to its inquiry.

Assessment of Risk: Upon receipt of completed Dashboards from our Suppliers and Contractors, the Task Force conducts due diligence of identified smelters or refiners by examining the information provided in Dashboard to determine if the smelter or refiner has been validated under the RMAP as “conflict-free”, assess potential risks in our supply chain, and take subsequent actions. The RMAP provides information regarding those smelters or refiners that, following an independent third-party audit, have been found to be conformant to the RMAP’s assessment protocols to assure continued sourcing of only conflict-free materials. During the Reporting Period, as a result of our risk assessment, the Task Force required our suppliers to remove from our supply chain those smelters identified as non-conformant to RMAP. To ensure a conflict-free supply chain, the Task Force also took proactive steps to require our suppliers to urge those smelters which risk losing the RMAP-conformant status to participate in the re-audit as soon as possible.

iii) Design and Implement a Strategy to Respond to Identified Risks

and Implementation of Control Points

TSMC’s Task Force takes the following actions, among others, to improve its due diligence measures, increase supply chain transparency and further mitigate the risk that the Covered Minerals contained in its products may finance or benefit armed groups in the Covered Countries. These actions taken serve as control points in our compliance effort.

•	communicate our conflict minerals program to all relevant parties as needed and make same available publicly online;

•	design a compliance framework in accordance with the OECD Guidelines;

•	request Suppliers and Contractors to complete a Dashboard and review results of same;

•	update the Dashboard template as required;

•	request relevant parties sign representation letter confirming their compliance with our conflict mineral program, and requiring them to conduct similar inquiries in their supply chain;

•	request our relevant Suppliers and Contractors use only smelters and refiners certified under the RMAP;

•	check whether the smelters our Suppliers and Contractors source from are listed as certified under the RMAP (such as consulting the RMI’s website and referring to the updated RCOI Data and due diligence documents provided by RMI);

•	compile a list of Suppliers, Contractors and their smelters or refiners as well as their respective locations;

•	provide such list to government agencies and the public if or when required by law;

•	discuss compliance status with materials Suppliers or Contractors as needed;

•	conduct conflict minerals compliance training as applicable and needed;

•	research publicly available information to check whether high risk smelters or refiners identified by the Task Force indirectly or directly finance or benefit armed groups in the Covered Countries;

•	watch out for warning flags as identified in Exhibit III attached hereto;

•	participate in relevant industry discussions on conflict minerals compliance such as those conducted under the RBA and the WSC;

•	assist with conflict minerals compliance audits conducted by our customers and investors;

•	discuss our conflict minerals compliance efforts with our customers, investors or rating agencies when required;

•	reassure our major investor(s) and rating agencies that conflict minerals compliance is an integral part of our corporate governance scheme;

•	continue to collect Covered Minerals information contained in our finished products manufactured for all relevant periods;

•	continue to engage Suppliers and Contractors to obtain current, accurate and complete information about the supply chain, smelters and refiners;

•	enhance Supplier or Contractor communication, training and escalation process, if needed, to improve due diligence data accuracy and completion; and

•	require Suppliers and Contractors to implement responsible sourcing and due diligence measures to ensure sourcing only from smelters and refiners that have received a “conflict-free” designation from an independent third-party auditor such as the RMI’s RMAP.

•	monitor the RMAP-conformance status and audit cycle of each smelter in our supply chain and require our suppliers to urge smelters that risk losing the RMAP-conformant status to participate in re-audit

iv) Carry Out Independent Third-Party Audit of Supply Chain

TSMC does not have any direct relationships with smelters or refiners that process the Covered Minerals, and it does not perform direct audits of our Covered Minerals smelters or refiners. Instead, the Company relies on information provided by its Suppliers and Contractors, and on information collected and provided by independent third-party audit programs, such as the RMAP as well as other publicly available information.

TSMC has also been regularly audited by some of its customers as to the sufficiency of its conflict minerals compliance program. To date, TSMC has successfully passed these customer audits (most of which have imposed requirements that are more stringent than those issued by the U.S. SEC) and shall continue to work with our customers and suppliers in building a conflict-free supply chain for the Covered Minerals over time.

v) Report Annually on Supply Chain Due Diligence:

Public Reporting of our Conflict-Free Materials Compliance

TSMC expects to report annually, as required by the U.S. SEC. The contents of this Form SD describing the methodology of our reasonable inquiry analysis and due diligence measures may be accessed publicly online at http://www.tsmc.com/english/investorRelations/sec_filings.htm or www.sec.gov.

IV. Determinations

Our determination as to the origins and chain of custody of our Covered Minerals is based on the reasonable country of origin inquiry and due diligence measures described above and expressly subject to the Cautionary Statements set forth below.

Exhibit I lists the smelters and refiners reasonably identified by our due diligence measures based on information provided by our materials Suppliers and Contractors known to have processed the Covered Minerals in our Products during the Reporting Period.

Exhibit II lists the countries of origin of the Covered Minerals in our Products as reasonably identified by our due diligence measures, and based on information from our relevant Suppliers and Contractors, as well as the country of origin information provided by RMI and the London Bullion Market Association.

For the Reporting Period, the Covered Minerals used in our Products originated from 19 direct first-tier Suppliers who used 37 smelters or refiners; the Covered Minerals used in our Products also came from 10 Contractors who in turn used 243 smelters or refiners. At the end of the Reporting Period, we are pleased to report that 100% of the smelters and refiners from which our Suppliers and Contractors sourced the Covered Minerals, including the 40 smelters and refiners which may have sourced directly or indirectly from Covered Countries, have been fully audited, vetted and certified under the RMAP. Some of our Suppliers or Contractors were unable to disclose information on some of the countries of origin of the Covered Minerals supplied or used by its smelters or refiners for confidentiality reasons.

To date, validation under the RMAP has been accepted by our industry as the primary standard for determining whether a smelter or refiner process Covered Minerals that directly or indirectly finance or benefit armed groups. Like our industry peers, TSMC relies on the independent third-party audits conducted under the RMAP as furnishing a reasonable basis to conclude that smelters and refiners validated under such Program have control procedures that prevent them from directly or indirectly financing or benefiting armed groups operating in the Covered Countries. Because of industry acceptance of the RMI’s Responsible Minerals Assurance Process and based on its own research of publicly available information, TSMC found no reasonable basis for independently determining that these validated smelters and refiners sourced Covered Minerals that directly or indirectly finance or benefit armed groups in the Covered Countries.

Cautionary Statements

Our reasonable country of origin inquiry as well as our due diligence measures have endeavoured to overcome the unavoidable limitations inherent in collecting information about the origins and chain of custody of the Covered Minerals used in our finished products as a downstream purchaser of the Covered Minerals operating within a complex international electronics supply chain. As such, we rely on our Suppliers and Contractors for the ultimate veracity of the information which they provide about the smelters or refiners whom they employ because we do not have any direct contractual relationship with or power of control over such smelters or refiners. Information subjected to fraud by third parties may elude detection even after having been subjected to robust verification due diligence measures like the ones we have adopted and implemented for the Reporting Period. In spite of these difficulties, our determination made herein stands as reasonable assurance of the current status of our conflict minerals compliance and in no way detracts from our commitment towards creating a conflict-free supply chain for our Products when infrastructures that further facilitate conflict minerals compliance would become more prevalent, established and readily available at reasonable cost in time and resources.

Exhibit I

Smelters & Refiners

Covered Minerals	Smelter Name	Smelter Country
Gold	Advanced Chemical Company	U.S.A.
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	U.S.A.
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Chimet S.p.A.	ITALY
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC*	U.S.A
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Geib Refining Corporation	U.S.A.
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant**	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION

Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	U.S.A.
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Materion	U.S.A.
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	U.S.A.
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Republic Metals Corporation	U.S.A.
Gold	Royal Canadian Mint	CANADA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION

Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	U.S.A.
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zijin Mining Group Co., Ltd. Gold Refinery*	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	U.S.A.
Tantalum	Duoluoshan*	CHINA
Tantalum	Exotech Inc.	U.S.A.
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	U.S.A.
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	U.S.A.
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.*	U.S.A.
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	U.S.A.
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Tantalum	QuantumClean	U.S.A.
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	U.S.A.
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.**	CHINA
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.*	CHINA
Tin	Alpha	U.S.A.
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Cooper Santa*	BRAZIL
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Fenix Metals	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA

Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	U.S.A.
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Spain S.L.U.	SPAIN
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia*	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Premium Tin Indonesia	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Rajehan Ariq	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA

Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Wahana Perkit Jaya*	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	VQB Mineral and Trading Group JSC*	VIET NAM
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	U.S.A.
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	U.S.A.
Tungsten	Kennametal Huntsville	U.S.A.
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Niagara Refining LLC	U.S.A.
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

*	These smelters were removed from our supply chain when they were removed from the RMAP Conformant Smelter List.
**	These smelters are in the process of being removed as of May 2018.

EXHIBIT II

Covered Minerals: Countries of Origin

Argentina	Guinea	Peru
Armenia	Guyana	Philippines
Australia	Honduras	Russia
Austria	Ivory Coast	Rwanda
Azerbaijan	India	Saudi Arabia
Belgium	Indonesia	Senegal
Bolivia	Japan	Sierra Leone
Brazil	Kazakhstan	Slovakia
Burkina Faso	Kenya	South Africa
Burundi	Kyrgyzstan	South Korea
Canada	Laos	Spain
Chile	Liberia	South Africa
China	Madagascar	Suriname
Colombia	Malaysia	Sweden
Democratic Republic of Congo	Mali	Switzerland
Dominican Republic	Mauritania	Taiwan
Ecuador	Mexico	Thailand
Egypt	Mongolia	Tanzania
Ethiopia	Morocco	Turkey
Fiji	Mozambique	Uganda
Finland	Myanmar	Uruguay
France	Namibia	United States of America
Gabon	New Zealand	Uzbekistan
Georgia	Nicaragua	Venezuela
Germany	Nigeria	Vietnam
Ghana	Papua New Guinea	Zambia
Guatemala	Portugal	Zimbabwe

EXHIBIT III

Warning Flags

Warning Flag Situations:

•	minerals originate from or have been transported via a conflict-affected or high-risk area;

•	minerals are claimed to originate from a country that has limited known reserves, likely resources or expected production levels of the mineral in question (i.e. the declared volumes of mineral from that country are out of keeping with its known reserves or expected production levels);

•	minerals are claimed to originate from a country in which minerals from conflict-affected and high-risk areas are known to transit;

•	suppliers or other known upstream companies have shareholder or other interests in companies that supply minerals from or operate in one of the above-mentioned red flag locations of mineral origin and transit;

•	suppliers or other known upstream companies are known to have sourced minerals from a red flag location of mineral origin and transit in the last 12 months.

(From “Supplement on Tin, Tantalum and Tungsten” in OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition (OECD 2016, p. 33)).